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EXHIBIT 99.1



              COOPERATIVE BANKSHARES REPORTS THIRD QUARTER EARNINGS

For Immediate Release:

         Wilmington, NC October 30, 2007--Cooperative Bankshares, Inc. (NASDAQ:
"COOP") (the "Company") reported net income for the quarter ended September 30, 2007 of $2.1 million, or $0.32 per diluted share, an increase of 2.1% over the same quarter last year exclusive of the effect of an adjustment of $215,000 in the quarter ending September 30, 2006. During the quarter ended September 30, 2006, Cooperative Bank (the "Bank"), the Company's wholly owned subsidiary, participated in the Settlement Initiative with the State of North Carolina regarding dividends received from CS&L Real Estate Trust, Inc., a real estate investment trust subsidiary of the Bank that was dissolved in June 2006, that allowed the Bank to recover $215,000 in taxes and penalties. Net income as reported for the quarter ended September 30, 2006 was $2.3 million, or $0.34 per diluted share. Net income for the nine months ended September 30, 2007 was $6.3 million, or $0.95 per diluted share, an increase of 13.5% over the same period last year. Net income for the nine months ended September 30, 2006 was $5.5 million, or $0.84 per diluted share. The increase in net income for the nine months ended September 30, 2007 from the prior year period was mainly due to an increase in net interest income caused primarily by growth in loans, a reduction to the provision for loan losses, and a gain of $275,000 recognized on the sale of a branch office that was relocated in Morehead City. Loans increased to $814.3 million at September 30, 2007 representing a 7.0% increase from December 31, 2006 and a 10.2% increase from September 30, 2006. For the nine-month period ended September 30, 2007, the largest increases in the loan portfolio occurred in construction and land development loans, which grew $40.6 million (24.5%), and one-to-four family loans, which grew $33.9 million (9.3%). For the twelve-month period ended September 30, 2007, the majority of loan growth occurred in one-to-four family loans, which grew $62.0 million (18.4%), and construction and land development loans, which grew $37.7 million (22.4%). Loan growth was primarily attributable to the growth of the markets in which the Bank conducts its business, the Bank's expanded and improved branch network, and a continued emphasis on increasing overall loan production. For the nine months ended September 30, 2007, the provision for loan losses decreased to $1.0 million, representing a 46.9% decrease when compared to the nine months ended September 30, 2006. The decrease in the provision for loan losses for the nine-month period ended September 30, 2007 was primarily the result of slower loan growth as compared to growth that occurred during the nine months ended September 30, 2006.

         Total assets increased to $922.0 million at September 30, 2007, an increase of 7.2% compared to $860.1 million at December 31, 2006 and an increase of 9.4% compared to $843.1 million at September 30, 2006. Asset growth was primarily the result of continued loan growth, which was mostly funded by deposit growth. Deposits at September 30, 2007 increased to $707.9 million from $661.9 million at December 31, 2006 and from $648.5 million at September 30, 2006, primarily as a result of the Bank's expanded and improved branch network, increasing brokered deposits and the acquisition of Bank of Jefferson in July 2007. At September 30, 2007, stockholders' equity was $63.5 million, or $9.69 per share, and represented 6.89% of assets, compared to $57.6 million, or $8.85 per share, representing 6.70% of assets, at December 31, 2006 and compared to $55.8 million, or $8.57 per share, representing 6.62% of assets, at September 30, 2006. The Company's non-performing loans (loans 90 days or more delinquent and non-accrual loans) increased to $8.3 million at September 30, 2007 compared to $1.3 million at December 31, 2006 and compared to $976,000 at September 30, 2006. The majority of the increase is due to two lending relationships. With respect to one such relationship, totaling $4.3 million, the Bank does not anticipate a loss. The other relationship, totaling $2.2 million, was paid in full subsequent to September 30, 2007 and the Bank incurred no loss. Management considers the current level of the allowance for loan losses to be appropriate based on loan composition, the current level of delinquencies and other nonperforming assets, overall economic conditions and other factors.

         On July 2, 2007, the Company consummated the acquisition of Bank of Jefferson located in Chesterfield County, South Carolina, and on August 31, 2007, the Company completed the merger of Bank of Jefferson into the Bank.

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         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank.
Chartered in 1898, Cooperative Bank provides a full range of financial services through twenty three offices in Eastern North Carolina and one office in Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.

         Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which contain words such as "expects," "intends," "believes" or words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the Company files with the Securities and Exchange Commission (the "SEC"), which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

         The Company has filed a Form 8-K with the SEC containing additional financial information.

Contact: Frederick Willetts, III, President, Todd L. Sammons, CPA, Senior Vice President/ CFO, Linda B. Garland, Vice President/
Secretary, 910-343-0181

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             COOPERATIVE BANKSHARES, INC.
                    201 MARKET ST.                                            UNAUDITED SELECTED FINANCIAL DATA
                 WILMINGTON, NC 28401                                                NASDAQ SYMBOL: COOP

         (In thousands, except per share data)
------------------------------------------------------------------------------------------------------------------------------------
BALANCES AS OF:                                              09/30/07       06/30/07       03/31/07       12/31/06         09/30/06
====================================================================================================================================
ASSETS                                                  $     921,965    $   891,567   $    865,225    $   860,090      $   843,086
STOCKHOLDERS' EQUITY                                           63,484         61,365         59,539         57,623           55,798
DEPOSITS                                                      707,897        690,798        665,139        661,892          648,467
BOOK VALUE (6,549 SHARES AS OF 9/30/07)                          9.69           9.37           9.14           8.85             8.57

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                               5,114          1,082          1,015          1,124              608
  NON-ACCRUAL LOANS                                             3,224            525            219            172              368
  FORECLOSED REO                                                1,043            574            574            653              574
                                                       -----------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                         $       9,381    $     2,181   $      1,808    $     1,949      $     1,550
                                                       =============================================================================

====================================================================================================================================
FOR THE QUARTER ENDED:                                       09/30/07       06/30/07       03/31/07       12/31/06         09/30/06
====================================================================================================================================
NET INTEREST MARGIN                                              3.44%          3.48%          3.50%          3.48%            3.70%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                      110.6%         110.5%         110.1%         110.1%           110.9%

STOCKHOLDERS' EQUITY/ASSETS                                      6.89%          6.88%          6.88%          6.70%            6.62%

====================================================================================================================================
NET INCOME                                              $       2,107    $     2,066   $       2,103   $     2,109      $     2,279
                                                       =============================================================================
NET INCOME  PER DILUTED SHARE                           $        0.32    $      0.31   $        0.32   $      0.32      $      0.34
                                                       =============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                              6,646          6,634           6,639         6,645            6,638
                                                       =============================================================================
ALLOWANCE FOR LOAN LOSSES
    PROVISION                                           $         532    $       350   $         300   $       350      $       525
    CHARGE OFFS                                                   162             68              14           360               63
    RECOVERIES                                                      8              -              13             1                -
                                                       -----------------------------------------------------------------------------
    BALANCE                                             $       8,745    $     8,367   $       8,085   $     7,786      $     7,795
                                                       =============================================================================

Note: The provision for allowance for loan losses for the quarter ended September 30, 2007 includes $182 representing the balance of the allowance for loan losses acquired in the purchase of the Bank of Jefferson.
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